UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2011
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	37-1516132 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 10, 2011, Calumet Specialty Products Partners, L.P. (the “Partnership”) issued a press release announcing that the Board of Directors (the “Board”) of Calumet GP, LLC (the “Company”), the general partner of the Partnership, appointed F. William Grube, the Company’s current President, Chief Executive Officer and Director, as Vice Chairman of the Board, effective January 1, 2011. Mr. Grube informed the Board that he would relinquish his position as the Company’s President, effective upon his appointment as Vice Chairman of the Board. Mr. Grube’s new titles are Chief Executive Officer of the Company and Vice Chairman of the Board.
     The Board also appointed Jennifer G. Straumins, the Company’s current Executive Vice President and Chief Operating Officer, as President of the Company, effective January 1, 2011. Ms. Straumins will continue to serve as Chief Operating Officer. Ms. Straumins’ new titles are President and Chief Operating Officer of the Company.
     Ms. Straumins, age 37, has served as the Company’s Executive Vice President and Chief Operating Officer since December 2009. There are no understandings or arrangements between Ms. Straumins and any other person pursuant to which Ms. Straumins was appointed to serve as an officer of the Company. The additional biographical, compensation and other information concerning Ms. Straumins required by Item 5.02(c) of Form 8-K was previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed February 26, 2010, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release, dated January 10, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By:	CALUMET GP, LLC,
its General Partner

By:	/s/ R. Patrick Murray, II

Name: R. Patrick Murray, II
Title: Vice President, Chief Financial Officer and Secretary
January 10, 2011

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release, dated January 10, 2011.